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                                                                   Exhibit 10.21

                                 AMENDMENT NO. 5
                                     TO THE
                               KINDRED 401(k) PLAN

     This is Amendment No. 5 to the Kindred 401(k) Plan (the "Kindred Plan") as last amended and restated as of March 1, 2000, said amendment to be effective May 1, 2002.

                                    RECITALS

A. Kindred Healthcare, Inc. (the "Company") maintains the Plan and has reserved the right in Section 9.1 of the Plan to amend the Plan from time to time in its discretion.

B. On or about April 1, 2002, the Company purchased all of the stock of Specialty Hospitals of America, Inc. ("Specialty").

C. The Company now wishes to amend the Plan to (1) add Specialty as a participating employer to Appendix B to the Plan; (2) add Specialty to Appendix A to the Plan so that Specialty employees will receive credit under the Plan for all service with Specialty; (3) provide that employees of Specialty who were participants in the Specialty Hospitals of America, Inc. 401(k) Plan (the "Specialty Plan") on the closing date of the transaction or who would have become participants in the Specialty Plan on May 1, 2002, if the Specialty Plan had not been frozen, become participants in the Kindred Plan on May 1, 2002. All other employees of Specialty will become participants in the Plan once they have satisfied the Plan's eligibility rules.

                                    AMENDMENT

     1. A new Section 2.1(l) is hereby added to the Plan to read in its entirety as follows:

          Employees of Specialty Hospitals of America, Inc., which was acquired by the Sponsoring Employer effective April 1, 2002, who were participants in the Specialty Hospitals of America, Inc. 401(k) Plan (the "Specialty Plan") on March 31, 2002 or who would have become participants in the Specialty Plan on May 1, 2002 if the Specialty Plan had not been frozen, will become participants in this Plan on May 1, 2002. All other Employees of Specialty Hospitals of America, Inc. will become participants in this Plan in accordance with Section 2.1(a) (counting their service with Specialty Hospitals of America, Inc.).

     2.   The following language is added to Appendix A to the Plan:

          Effective May 1, 2002, all past service with Specialty Hospitals of America, Inc. will be credited for eligibility and vesting purposes under this Plan.

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     3.   Appendix B to the Plan is hereby amended by the addition of the following paragraph at the end thereof:

          Added as of May 1, 2002: Specialty Hospitals of America, Inc.


     IN WITNESS WHEREOF, the Employer has caused this Amendment No. 5 to be executed this 18th day of December, 2002.


                                   KINDRED HEALTHCARE, INC.


                                   By /s/ Richard E. Chapman
                                      -------------------------------------

                                   Title: CIO, CAO & SVP
                                          ---------------------------------

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